EXHIBIT 99.1

PEOPLE’S UTAH BANCORP ANNOUNCES CHANGE
IN COMPANY NAME AND TRADING SYMBOL

AMERICAN FORK, UTAH, June 30, 2020 – People’s Utah Bancorp (the “Company” or “PUB”) (Nasdaq: PUB) today announced its name change to AltabancorpTM.  Shareholders approved the name change as part of the Company’s annual shareholder meeting held on May 27, 2020.  The Company also announced that its trading symbol on the Nasdaq Capital Market will change from “PUB” to “ALTA.” Trading under the new trading symbol will begin at market opening on Wednesday, July 1, 2020.  No action is required from current shareholders in relation to the change in the trading symbol.  The Company’s CUSIP will also change to 021347109.  If a shareholder holds PUB shares in a certificated form, the shareholder will need to surrender the certificate to the Company’s transfer agent AST Financial to have the certificated shares converted to book entry form with the Company’s new CUSIP.  The Company will provide notice in the coming days to shareholders holding certificated shares to facilitate that conversion process.

“The change in the Company’s name and trading symbol is the culmination of our rebranding strategy for both AltabankTM and our holding company,” said Len Williams, President and Chief Executive Officer of the Company.  “In an effort to be the best bank for your business, we have simplified our branding strategy, unified our names, rolled out a new logo and a more contemporary look, and formally defined our brand promise to our clients.  We believe this unified brand will enhance our marketing efforts and help potential clients understand our size and ability to meet their needs, as we convey the bright future we believe we have as the largest community bank in our markets.”

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s strategic direction and related matters.    Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, the duration and impact of the COVID-19 pandemic, natural disasters, general economic conditions, economic uncertainty in the United States, changes in interest rates, deposit flows, real estate values, costs or effects of acquisitions, competition, changes in accounting principles, policies or guidelines, legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors (including external fraud and cybersecurity threats) affecting the Company's operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company’s website.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

About AltabancorpTM (formerly known as People’s Utah Bancorp)

AltabancorpTM is a $2.5 billion bank holding company for AltabankTM.  AltabankTM is the largest community bank in Utah.  AltabankTM, a full-service bank, provides loans, deposit and cash management services to businesses and individuals through 26 branch locations from Preston, Idaho to St. George, Utah. Our clients have direct access to bankers and decision-makers who work with clients to understand their specific needs and offer customized financial solutions. AltabankTM has been serving communities in Utah and southern Idaho for more than 100 years. More information about AltabankTM is available at www.altabank.com.  More information about AltabancorpTM is available at www.altabancorp.com.

Investor Relations Contact

Mark K. Olson

Executive Vice President and Chief Financial Officer

AltabancorpTM 1 East Main Street

American Fork UT 84003

investorrelations@altabancorp.com

Phone: 801-642-3998